Exhibit 77(c)

A special meeting of shareholders of the Pilgrim Variable Products Trust was held in Phoenix, Arizona on August 18, 2000. A brief description of each matter voted upon as well as the results are outline below:

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                                                                     SHARES
                                                  SHARES         VOTED AGAINST        SHARES       BROKER
                                                 VOTED FOR        OR WITHHELD        ABSTAINED    NON-VOTE       TOTAL
                                                 ---------        -----------        ---------    --------    -----------
1.   To elect eleven (11) Directors or Trustees, as the case may be, to hold office until the election and qualification of their successors: (a)

     Al Burton                                  108,576,363         1,085,008            --          --       109,661,371
     Paul S. Doherty                            108,630,003         1,031,367            --          --       109,661,370
     Robert B. Goode, Jr.                       108,620,698         1,040,673            --          --       109,661,371
     Alan L. Gosule                             108,580,183           991,187            --          --       109,571,370
     Walter H. May                              108,672,519           988,851            --          --       109,661,370
     Jock Patton                                108,654,033           985,194            --          --       109,639,227
     David W.C. Putnam                          108,676,176           985,194            --          --       109,661,370
     John R. Smith                              108,580,229         1,081,141            --          --       109,661,370
     Robert W. Stallings                        108,679,842           981,528            --          --       109,661,370
     John G. Turner                             108,672,891           988,478            --          --       109,661,369
     David W. Wallace                           108,571,994         1,089,377            --          --       109,661,371

2.   To approve a new Investment Management Agreement between the Portfolios and Pilgrim Investments,  Inc. ("Pilgrim"),
     to reflect the acquisition of ReliaStar Financial Corp.  ("ReliaStar") by ING Groep N.V. (3ING3), with no change in the advisory fees payable to Pilgrim;

     VP Growth + Value Portfolio                  3,609,352            82,517            --          --         3,691,869
     VP High Yield Portfolio                      3,170,639           258,081            --          --         3,428,720
     VP International Value Portfolio             1,496,872           108,255            --          --         1,605,127
     VP MagnaCap Portfolio                           12,678                --            --          --            12,678
     VP MidCap Portfolio                             22,143                --            --          --            22,143
     VP Research Enhanced Index Portfolio         5,423,212           323,860            --          --         5,747,072
     VP SmallCap Opportunities Portfolio          3,661,786           208,572            --          --         3,870,358

3    (a)  For shareholders of Pilgrim VP International Value Portfolio,  to approve a new Sub-Advisory Agreement between
          Pilgrim and Brandes Investment  Partners,  L.P. ("Brandes") to reflect the acquisition of Pilgrim by ING, with no change in the sub-advisory fee payable to Brandes;

          VP International Value Portfolio        1,497,929           107,199            --          --         1,605,128

     (b)  For  shareholders of Pilgrim VP Research  Enhanced Index Portfolio,  to approve a new  Sub-Advisory  Agreement between Pilgrim and J.P. Morgan Investment Management ("J.P. Morgan") to reflect the acquisition of Pilgrim by
          ING, with no change in the sub-advisory fee payable to J.P. Morgan;

          VP Research Enhanced Index Portfolio    5,452,553           294,450            --          --         5,747,003

     (c)  For  shareholders of Pilgrim VP Growth + Value  Portfolio,  to approve a new  Sub-Advisory  Agreement  between
          Pilgrim and Navellier Fund Management,  Inc.  ("Navellier") to reflect the acquisition of Pilgrim by ING, with no change in the sub-advisory fee payable to Navellier;

          VP Growth + Value Portfolio             3,611,452           196,839            --          --         3,808,291

     4.   To ratify the  appointment of  PricewaterhouseCoopers  LLP as independent  auditors for the Portfolios for the fiscal year ending December 31, 2000.

     VP Growth + Value Portfolio                  3,653,984           154,307            --          --         3,808,291
     VP High Yield Portfolio                      3,176,872           135,426            --          --         3,312,298
     VP International Value Portfolio             1,518,075            87,052            --          --         1,605,127
     VP MagnaCap Portfolio                           12,678                --        12,678
     VP MidCap Portfolio                             22,143                --        22,143
     VP Research Enhanced Index Portfolio         5,506,941           240,131            --          --         5,747,072
     VP SmallCap Opportunities Portfolio          3,722,606           147,753            --          --         3,870,359
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